Volumetric Fund, Inc.

               A No-Load Mutual Fund
               87 Violet Drive
               Pearl River, New York 10965
               Tel: 845-623-7637 or 800-541-FUND
               Fax: 845-623-7732
               www.volumetric.com




Dear Shareholder:                                              May 10, 2002

    It is my pleasure to invite you to the 2002 Annual Meeting of shareholders at 8:00 p.m. on Tuesday evening, June 18, 2002, at the Comfort Inn in Nanuet, New York.

    As described in the accompanying Notice and Proxy Statement, you will be asked to elect nine directors and ratify the appointment of BKD, LLP as independent auditors of the Fund for 2002. Earlier, the Fund's Annual and 1st Quarter reports were mailed to you separately.

    This year, you will notice some changes in the format of the proxy due to new regulations. For the first time, the addresses of the directors will appear on the proxy statement. In another change, the number of shares held by directors will not be indicated. Instead, the dollar range of their shareholdings will be shown in five categories. Please also note that the Board of Directors has decided to reduce the size of the Board from 11 to 9. I would like to thank retiring directors Mr. Wayne Moshier and Dr. Marcel Olbrecht for their many years of dedicated service. Also, I would like to welcome Mr. Louis Bollag as a nominee for the Board for the coming year.

    The Board of Directors has selected, for the first time, the accounting firm of BKD, LLP, formerly Baird, Kurtz & Dobson LLP, as its independent auditors for the fiscal year commencing January 1, 2002. BKD, LLP, headquartered in Kansas City, Missouri, is considered to be one of the top ten accounting firms specializing in mutual fund audits in the United States.

    A green proxy is enclosed with the notice of meeting and the proxy statement. The vote of every shareholder is important. Therefore, regardless of whether or not you plan to attend the meeting, we would appreciate it if you would sign and date the proxy and return it to us promptly in the enclosed envelope. Since desserts and refreshments will be served at the meeting, please indicate on the proxy if you plan to attend.

    I look forward to seeing you at the meeting.


      Sincerely,

                                      /s/Gabriel Gibs

                                      Gabriel J. Gibs
                                      Chairman and President












                             VOLUMETRIC FUND, INC.

                     Notice of Annual Meeting of Shareholders
                                 June 18, 2002


    The Annual Meeting of shareholders of Volumetric Fund, Inc., a New York Corporation, will be held at the Comfort Inn, 425 East Route 59, Nanuet, New York, Tuesday, June 18, 2002, at 8:00 p.m., Eastern Standard Time, for the purpose of:

     1.	To elect nine (9) directors to hold office until the next annual meeting of shareholders and until their successors are elected to qualify;
     2. To consider and act upon the selection of the firm of BKD, LLP, as independent auditors of the Fund;
     3. To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on Friday, May 3, 2002, will be entitled to receive this notice and to vote at the meeting.

By Order of the Board of Directors

                                   /s/Irene J Zawitkowski

Pearl River, New York               Irene J. Zawitkowski
May 10, 2002                        Executive Vice President and Secretary



SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY THAT IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE USE THE ENCLOSED ENVELOPE IN RETURNING YOUR PROXY.


DIRECTIONS
    Take Palisades Interstate Parkway to exit 8W to Rt. 59 West. Make U-turn and proceed eastbound on Route 59 to Comfort Inn. The Inn is located at the southwest corner of Palisades Parkway and Route 59.

    Please call the Fund or the Comfort Inn at (845) 623-6000, if additional directions are needed.




                             VOLUMETRIC FUND, INC.
                    87 Violet Drive, Pearl River, New York 10965

                                PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 2002

    The accompanying proxy is solicited by the Board of Directors of Volumetric Fund, Inc. (the 'Fund') for use at the Annual Meeting of Shareholders to be held on June 18, 2002, and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournments thereof. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a shareholder who has signed the proxy does not alone revoke the proxy; the proxy may be revoked by a later dated proxy or notice to the Secretary at the meeting.

    At the Annual Meeting shareholders will be asked to:

      1. To elect nine (9) directors to hold office until the next annual meeting of shareholders and until theirs successors are elected to qualify;

      2. To consider and act upon the selection of BKD, L.L.P., as independent auditors of the Fund;

      3. To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business day on Friday, May 3, 2002, will be entitled to vote at the meeting. Each share of stock is entitled to one vote.

    At the close of business day on May 3, 2002, the Fund had 1,023,731 shares of common stock outstanding.

                        1. ELECTION OF DIRECTORS
    The Board of Directors recommends that nine nominees for director to be elected at the annual meeting, each to hold office until next year's annual meeting and until the election and qualification of a successor. The election of directors requires the affirmative vote of the holders of a plurality of the Common Stock voting at the meeting. It is intended that proxies in the accompanying form which do not withhold authority to vote for any or all of the nominees will be voted for the election of directors named on the subsequent page, all of whom except Louis Bollag, are currently directors. Should any nominee become unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees who are not candidates. The Board of Directors has no reason to believe that any nominee will be unavailable for election when the election occurs.

    During 2001, directors who are not salaried employees of Volumetric Advisers, Inc., 87 Violet Drive, Pearl River, NY 10965, received a fee of $150 from Volumetric Advisers, for each meeting of the Board attended.

    Nominated directors as a group beneficially owned 132,369 shares or 12.93% of the outstanding Common Stock on May 3, 2002. This does not include shares beneficially owned by spouses, children or other relatives of directors. However, it does include directors' joint accounts with spouses and custodian or trust accounts for their minors. In addition to the directors, Volumetric Advisers, Inc., whose principal shareholder is Mr. Gibs, is the owner of 10,052 shares. Dollar range shareholdings of directors in Volumetric Fund, as of May 3, 2002, are shown in the following table. The following categories are used for the dollar ranges: over $100,000 is A; $50,001-$100,000 is B; $25,001-$50,000 is C; $10,001-$25,000 is D; $1-$10,000
is E.

    The information for the nominated directors, concerning their age and occupation for the past 5 years, has been furnished to the Fund by the nominees. Nominees who are 'interested persons' of the Fund--as defined by the Investment Company Act of 1940--are indicated by an asterisk.



 Director                          Occupation                                  Director Holdings,
                                                                         Age   Since(1)   $ Range

William P. Behrens*(2)   Vice Chairman, Northeast Securities since       63      1987       E
Northeast Securities     2001, a member of New York, American and
100 Wall Street          other stock exchanges. Previously, CEO
New York NY 10005        of  Investec Ernst & Company.

Louis Bollag             Senior Corporate Account Manager, Albemarle     55                 A
31 Deerfield Road        Corp., a chemical manufacturer since 2001.
Wyckoff, NJ 07481        Previously, General Manager of Alumina
                         Chemicals at Alusuisse.

Jeffrey J. Castaldo      President, J.C. Commercial Inc., a real         40      1994       C
J.C. Commercial, Inc.    estate managment company. Previously, Executive
115 Stevens Avenue,      Director, Capelli Enterprises.
Valhalla, NY 10595

George Curtis            Retired in 2002. Formerly President of CCP      73      2000       D
113 Richard Court        Printing, Inc.
Pomona NY 10970

Gabriel J. Gibs*          Founder, Chairman and President of the Fund    65      1978       A
87 Violet Drive           since 1978. Mr. Gibs is also President of
Pearl River, NY 10965	  Volumetric Advisers, Inc., the Fund's
                          investment adviser.

Stephen J. Samitt         Principal, Briggs Bunting &  Dougherty, LLP,   61      1996       B
P.O. Box 70               certified publiic accountants, since 1997.
Montville, NJ 07045       Previously, Partner, Tait, Weller & Baker, a
                          full service accounting firm.

David L. Seidenberg(3)    President, SQ Ventures, LLC, since 2002.       55      1983       A
29 Shaw Road              Previously Vice President of Davos Chemical
Woodcliff Lake, NJ 07675  Company since 1972.

Raymond W. Sheridan*      Owner Sheridan Associates. Insurance Brokers.  51      1995       C
1 Sgt. Parker Road        Mr.Sheridan is also Vice President and
Blauvelt, NY 10913	  Treasurer of the Fund.

Irene J. Zawitkowski*     Executive Vice President, Co-Portfolio Manager 49      1978       B
647 Athlone Terrace       and Secretary of the Fund. Officer of the
River Vale, NJ 07675	  Fund since 1978. Also, Vice President of
                          Volumetric Advisers, Inc.


(1) Prior to 1986 the Fund was a limited partnership. It was supervised, controlled and managed by its general partners.
(2) Northeast Securities is one of the principal brokers of the Fund for its securities transactions.
(3) Mr. Seidenberg is a Trustee of Davos Chemical Retirement Trust. The Trust is a Category A shareholder.



                          2. INDEPENDENT PUBLIC ACCOUNTANTS
    Volumetric Fund's Board of Directors has selected BKD, LLP (formerly Baird, Kurtz & Dobson), 120 West 12th Street, Kansas City, MO 64105, as its independent auditors effective for the fiscal year commencing January 1, 2002. Representatives of BKD, LLP will not be in attendance at the annual meeting, but will be available, as necessary, to answer questions from shareholders present at the meeting.

    The accounting firm of Feuer, Orlando & Pye, LLP served as Volumetric Fund's independent auditors for the most recently completed fiscal year. In connection with the audits of the two fiscal years ended December 31, 2001 and the subsequent interim period through May 3, 2002, there were no disagreements with Feuer, Orlando & Pye, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which would have caused Feuer, Orlando & Pye, LLP to refer such matters in their reports.

                               3. OTHER MATTERS
    The Financial Statements of the Fund are not set forth in the proxy statement, since they were included in the Annual Report of the Fund for fiscal year ended December 31, 2000, which has been mailed to all shareholders. The cost of preparing, assembling and mailing this proxy statement will be born by the Investment Adviser.

    The Board of Directors knows of no other matter to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment in such matters.





THE FOLLOWING CHARTED INFORMATION WAS PRESENTED AS A BAR GRAPH IN THE ANNUAL REPORT SHOWING THE COMPARISION OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN VOLUMETRIC FUND AND THE NEW YORK STOCK EXCHANGE COMPOSITE INDEX.

   Comparison of Change in the Value of a $10,000 Investment in Volumetric Fund versus the New York Stock Exchange Composite Index*
                   (Years ending 12/31)



YEAR         VOLUMETRIC       NYSE INDEX
1978          $10,000          $10,000
1979          $11,630          $11,550
1980          $15,991          $14,456
1981          $18,712          $13,198
1982          $21,876          $15,046
1983          $26,321          $17,664
1984          $27,696          $17,894
1985          $36,524          $22,564
1986          $39,225          $25,723
1987          $38,637          $25,646
1988          $46,349          $28,954
1989          $53,743          $33,587
1990          $50,963          $31,068
1991          $68,902          $38,524
1992          $76,331          $40,334
1993          $77,839          $43,521
1994          $76,104          $42,128
1995          $89,336          $55,314
1996         $103,189          $71,160
1997         $121,987          $92,728
1998         $134,918         $108,074
1999         $141,866         $117,909
2000         $139,355         $119,142
2001         $133,167         $113,729


Average Annual Total Returns Of Fund(as of 12/31/01)*

  1 Year   5 Years   10 Years   Since 1/1/79
   -4.5%     5.3%      6.9%        12.5%

*All distributions and dividends were reinvested. Past performance is not predictive of future performance.